                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                            U.S. INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

[LOGO]

                                            March 2, 2001

Dear Fellow Stockholder:

    The Annual Meeting of Stockholders of U.S. Industries, Inc. will be held on March 29, 2001, beginning at 11 a.m., local time, at The Brunswick Hilton and Towers, Three Tower Center Boulevard at Tower Center, at Exit 9, New Jersey Turnpike, East Brunswick, New Jersey 08816.

    Whether or not you plan to attend in person, it is important that your shares be voted on matters that come before the meeting. You may specify your choices by marking the enclosed proxy card and returning it promptly. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the directors' recommendations as set forth in the attached Proxy Statement.

                                                       SINCERELY,

                                                            /s/ David H. Clarke
                                                            David H. Clarke
                                                            CHAIRMAN AND CHIEF
                                                            EXECUTIVE OFFICER

                             U.S. INDUSTRIES, INC.

                                ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 29, 2001

                             ---------------------

    Notice is hereby given that the 2001 Annual Meeting of Stockholders (the "Annual Meeting") of U.S. Industries, Inc., a Delaware corporation (the "Company"), will be held at The Brunswick Hilton and Towers, Three Tower Center Boulevard at Tower Center, at Exit 9, New Jersey Turnpike, East Brunswick, New Jersey 08816, on March 29, 2001, beginning at 11 a.m., local time, for the following purposes:

    1.  To elect four directors in Class III, each for a term of three years;

    2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal 2001; and

    3.  To consider any other matters that may properly come before the Meeting.

    Only holders of record of the Company's common stock, par value $.01 per share, at the close of business on February 16, 2001 will be entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof.

                                                      BY ORDER OF THE BOARD OF DIRECTORS,

                                                      Steven C. Barre
                                                      SECRETARY

Iselin, New Jersey
March 2, 2001
        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE,
                 SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD

                             U.S. INDUSTRIES, INC.

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of U.S. Industries, Inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at The Brunswick Hilton and Towers, Three Tower Center Boulevard at Tower Center, at Exit 9, New Jersey Turnpike, East Brunswick, New Jersey 08816, on March 29, 2001, at 11 a.m., local time, and at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

    This Proxy Statement, the Notice of Annual Meeting and the accompanying proxy card are first being mailed to stockholders on or about March 2, 2001.

                                     VOTING

    Only stockholders of record at the close of business on February 16, 2001 (the "Record Date") are entitled to notice of the Annual Meeting and to vote the shares of common stock, par value $.01 per share, of the Company (the "Common Stock") held by them on that date at the Annual Meeting or any postponements or adjournments thereof. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon at the Annual Meeting. As of the Record Date, 74,279,328 shares of Common Stock were outstanding.

    The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum. The four nominees for director receiving a plurality of the votes cast at the Annual Meeting in person or by proxy shall be elected. The approval of each other proposal to be considered at the Annual Meeting requires the affirmative vote of the holders of a majority of the shares present at the Annual Meeting in person or by proxy. Both abstentions and broker non-votes will count toward a quorum. Abstentions with respect to a given proposal (other than the election of directors) will be counted as "against" it. Broker non-votes with respect to a given proposal will not be counted as either "for" or "against" it, but will reduce the number of shares needed for a majority decision.

    If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the proxy card will vote for the election of the slate of nominees proposed by the Board of Directors, for ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for fiscal 2001, and as recommended by the Board of Directors with regard to all other matters or, if no such recommendation is given, in their own discretion. Each stockholder may revoke a previously granted proxy at any time before it is exercised by filing with the Secretary of the Company a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy attends the Annual Meeting in person and so requests in writing. Attendance at the Annual Meeting will not, in itself, constitute revocation of a previously granted proxy.

    The Company's Retirement Savings & Investment Plan (the "401(k) Plan") and similar plans maintained by its subsidiaries ("Subsidiary 401(k) Plans") provide that the trustees of each plan shall vote the number of shares of Common Stock allocated to a participant's account as instructed by the participant and that the trustees shall vote the number of shares for which no instructions are received in the same proportion as those shares in the same plan for which instructions have been received. Courts have held that trustees are required to follow participants' instructions unless they determine that doing so would breach their fiduciary responsibilities under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Voting instruction cards are being mailed to all participants in the plans. If a participant also owns shares outside these plans, the participant must return both the proxy card and the voting instruction card as indicated on those cards. To be assured that the trustees will receive voting instruction cards on a timely basis, cards must be duly signed and received no later than March 21, 2001. The total number of shares in the 401(k) Plan and Subsidiary 401(k) Plans as of January 31, 2001 (the latest date for which such information is available from all trustees) represents approximately 2.1% of the shares of Common Stock outstanding on the Record Date.

                           OWNERSHIP OF COMMON STOCK

CERTAIN BENEFICIAL OWNERS

    The following table sets forth information as to the beneficial ownership of Common Stock by each person or group known by the Company, based upon filings pursuant to Section 13(d) or (g) under the Securities Exchange Act of 1934 (the "Exchange Act"), to own beneficially more than 5% of the outstanding Common Stock as of the Record Date.

NAME AND ADDRESS                                              NUMBER OF    PERCENT
OF BENEFICIAL OWNER                                             SHARES     OF CLASS
-------------------                                           ----------   --------
Southeastern Asset Management, Inc.(1)......................  11,019,500    14.8%
6410 Poplar Avenue
Suite 900
Memphis, TN 38119

Harris Associates L.P.(2)...................................   8,666,128    11.7%
Two North LaSalle Street,
Suite 500
Chicago, IL 60602

SASCO Capital, Inc.(3)......................................   6,057,600     8.2%
Ten Sasco Hill Road
Fairfield, CT 06430

Snyder Capital Management, L.P.(4)..........................   5,474,750     7.4%
350 California Street,
Suite 1460
San Francisco, CA 941

AXA-UAP(5)..................................................   4,253,003     5.7%
23, Avenue Matigon
75008 Paris, France

------------------------

(1) According to Schedule 13G/A filed on February 12, 2001, by Southeastern Asset Management Inc. ("SAMI") and Longleaf Partners Small-Cap Fund ("Longleaf"): (a) SAMI beneficially owns 11,019,500 shares, as to which SAMI has the sole voting power with respect to 3,084,500 shares, shared voting power with respect to 7,607,000 shares, sole dispositive power with respect to 3,412,500 shares and shared dispositive power with respect to 7,607,000 shares, and (b) Longleaf beneficially owns 7,607,000 shares, as to which Longleaf has no sole voting power with respect to any shares, shared voting power with respect to 7,607,000 shares, no sole dispositive power with respect to any shares and shared dispositive power with respect to 7,607,000 shares.

(2) According to Schedule 13G/A filed on February 5, 2001 by Harris Associates L.P. and Harris Associates, Inc. (the sole general partner of Harris Associates L.P.) each of such filing persons may be deemed a beneficial owner of 8,666,128 shares by reason of advisory and other relationships with the persons who own the shares; the filing person has shared voting power with respect to all such shares, sole dispositive power with respect to 4,453,528 shares and shared dispositive power with respect to 4,212,600 shares.

(3) According to Schedule 13G/A filed on February 13, 2001, SASCO Capital, Inc. ("SASCO") beneficially owns 6,057,600 shares, as to which SASCO has sole voting power with respect to 2,901,650 shares and exercises sole dispositive power with respect to all such shares.

(4) According to Schedule 13G filed on February 15, 2001 by Snyder Capital Management, L.P. ("SCMLP") and Snyder Capital Management, Inc. (SCMI"):
    (a) SCMLP beneficially owns 5,474,750 shares, as to which SCMLP has no sole voting power with respect to any shares, shared voting power with respect to 5,037,150 shares, no sole dispositive power with respect to any shares and shared dispositive power with respect to 5,474,750 shares, and (b) SCMI beneficially owns 5,474,750 shares as to which SCMI has no sole voting power with respect to any shares, shared voting power with respect to 5,037,150 shares, no sole dispositive power with respect to any shares, and shared dispositive power with respect to 5,474,750 shares.

(5) According to Schedule 13G/A filed on January 10, 2001 by AXA Assurances I.A.R.D. Mutuelle ("I.A.R.D."), AXA Assurances Vie Mutuelle ("AAVM"), AXA Conseil Vie Assurance Mutuelle ("ACVAM"), AXA Courtage Assurance Mutuelle ("ACAM"), AXA and AXA Financial Inc. ("AFI"): (a) each of I.A.R.D., AAVM, ACVAM, ACAM and AXA beneficially owns 4,253,003 shares and has sole voting power with respect to 2,477,853 shares, shared voting power with respect to 1,279,600 shares, sole dispositive power with respect to 4,253,003 shares and no shared dispositive power with respect to any shares (b) AFI beneficially owns 4,252,602 shares and has sole voting power with respect to 2,477,452 shares, shared voting power with respect to 1,279,600 shares, sole dispositive power with respect to 4,252,602 shares and no shared dispositive power with respect to any shares and (c) the following subsidiaries of AFI beneficially own shares: (i) Alliance Capital Management L.P. (3,223,202 shares, as to which such entirety exercises sole voting power with respect to 1,448,052 shares, shared voting power with respect to 1,279,600 shares and sole dispositive power with respect to all such shares); and (ii) The Equitable Life Insurance Society of the United States (1,029,400 shares, as to which such entirety exercises sole voting power and sole dispositive power with respect to all such shares).

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth the beneficial ownership of Common Stock as of the Record Date by each current director of the Company, the executive officers currently employed by the Company and named in the Summary Compensation Table and all current directors and executive officers as a group. Each director or executive officer has sole voting and investment power over the shares reported, except as noted below.

                                                                 NUMBER OF       PERCENT
NAME                                                          SHARES(1)(2)(3)    OF CLASS
----                                                          ---------------   ----------
Steven C. Barre.............................................           33,231       *
Brian C. Beazer.............................................           99,242       *
William E. Butler...........................................           55,075       *
David H. Clarke (4).........................................        1,901,724     2.56   %
John J. McAtee, Jr..........................................           97,447       *
James O' Leary..............................................          242,923       *
The. Hon. Charles H. Price II (5)...........................           58,997       *
Dorothy E. Sander...........................................          301,831       *
Sir Harry Solomon (6).......................................          136,447       *
Royall Victor III...........................................           60,947       *
Mark Vorder Bruegge.........................................           44,847       *
Robert R. Womack............................................          528,935       *
All current directors and executive officers as a group (16)        3,715,067
  persons including the foregoing)..........................                      5.00   %

------------------------

    * Less than 1%.

(1) Includes restricted stock held by the following individuals and all current directors and executive officers as a group, with respect to which such persons have voting power but no investment power: Mr. Clarke--382,103 shares; Mr. O'Leary--118,394 shares; Ms. Sander--71,552 shares;
    Mr. Barre--10,000 shares; Mr. Womack--88,398 shares; all current directors and executive officers as a group--736,131 shares.

(2) Includes shares in the 401(k) Plan, and in the case of Mr. Womack, in a Subsidiary 401(k) Plan, as of January 31, 2001 (the latest practicable date for such information) based on investments made by the individuals and by the Company to match certain amounts invested by the following individuals and all current directors and executive officers as a group, with respect to which such persons have voting power but no investment power with respect to the Company's matching contribution: Mr. Clarke--30,625 shares; Mr. O'Leary 7,532 shares; Ms. Sander--10,748 shares; Mr. Womack--15,294 shares;
    Mr. Barre--3,668 shares; all current directors and executive officers as a group--75,439 shares.

(3) Includes shares which are subject to options exercisable within 60 days for the following individuals and all current directors and executive officers as a group: Mr. Beazer--41,250 shares; Mr. Barre--18,000 shares;
    Mr. Butler--44,950 shares; Mr. Clarke--913,502 shares; Mr. McAtee--42,750 shares; Mr. O'Leary--82,339 shares; Mr. Price--42,750 shares;
    Ms. Sander--156,875 shares; Sir Harry--42,750 shares; Mr. Victor--42,750 shares; Mr. Vorder Bruegge--33,750 shares; Mr. Womack--398,350 shares; all current directors and executive officers as a group--1,917,320 shares.

(4) Includes 2,611 shares held by one of Mr. Clarke's children and Mr. Clarke's wife, as to which he disclaims beneficial ownership.

(5) Includes 3,225 and 1,175 shares held in Mr. Price's Individual Retirement and Pension accounts, respectively, as to which Mr. Price has voting and investment power. Also includes 150 shares held by his wife, as to which he disclaims beneficial ownership.

(6) Includes 25,500 shares held in trust for Sir Harry's family, as to which he disclaims beneficial ownership, 25,500 shares held in trust for Sir Harry and his wife, as to which he shares voting power and investment power, and 31,000 shares held by a holding company as to which he shares voting power and investment power.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's directors and executive officers to file initial reports of ownership and reports of changes in ownership of the Company's Common Stock with the SEC. Directors and executive officers are required to furnish the Company with copies of all Section 16(a) forms that they file. Based upon a review of these filings, the Company believes that its directors and executive officers were in compliance with these requirements with respect to fiscal 2000, except with respect to two filings on Form 4 by Mr. Price, each of which reported one transaction after the required date.

                             ELECTION OF DIRECTORS
                             (ITEM A ON PROXY CARD)

    The Board of Directors of the Company is presently divided into three classes, one with four directors and two with three directors, with each class serving three years. The term of office of directors in Class III expires at the Annual Meeting. The Board of Directors proposes that the nominees described below, all of whom are currently serving as Class III directors, be elected to Class III for a new term of three years and until their successors are duly elected and qualified. The Board of Directors has no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board.

    Directors will be elected by a plurality of the votes cast at the Annual Meeting. If elected, all nominees are expected to serve until the 2004 Annual Meeting and until their successors are duly elected and qualified.

    Set forth below is biographical information concerning each nominee as well as each director whose term of office does not expire at the Annual Meeting.

                     NOMINEES FOR ELECTION AS DIRECTORS IN
            CLASS III--TERM CONTINUES UNTIL THE 2004 ANNUAL MEETING

    David H. Clarke, 59, has served as Chairman and Chief Executive Officer of the Company since the spinoff of the Company's predecessor from Hanson PLC ("Hanson") in May 1995 (the "Demerger"). Mr. Clarke was Vice Chairman of Hanson from 1993 until the Demerger, Deputy Chairman and Chief Executive Officer of Hanson Industries from 1992 until the Demerger and a director of Hanson from 1989 until May 1996. Mr. Clarke is a director of Fiduciary Trust International, a public company engaged in investment management and administration of assets for individuals.

    Sir Harry Solomon, 63, has served as a director of the Company since
June 8, 1995. Sir Harry is a founder and former Chairman of Hillsdown Holdings plc, a U.K. food manufacturing company. He also serves as a director of a number of companies including Consolidated Land Investments Limited.

    Mark Vorder Bruegge, 75, has served as a director of the Company since the Demerger. He was a Director of First Commercial Bank of Memphis from
February 1997 to January 1999. He was Vice Chairman of United American Bank of Memphis, Tennessee from February 1996 to February 1997 when it was purchased by First Commercial Bank of Little Rock. He served as Chairman of United American Bank from 1994 to February 1996 and as Vice Chairman of that company from 1985 to 1994.

    Robert R. Womack, 63, has served as a director of the Company since
June 1998. He served as a director, Chairman and Chief Executive Officer of Zurn Industries, Inc. ("Zurn") from October 1994 until December 31, 1999. Mr. Womack is currently a director and Chairman of Precision Partners, Inc., a supplier of precision machine parts to the power systems, automotive and aerospace industries, a position he has held since March 2000. He also has served as a director of Ogden Corporation, an energy company, since June 2000 and as a director of Commercial Metals Company since May 1999.

                         DIRECTORS CONTINUING IN OFFICE
             CLASS I--TERM CONTINUES UNTIL THE 2002 ANNUAL MEETING

    Brian C. Beazer, 65, has served as a director of the Company since September 17, 1996. Mr. Beazer has served as Chairman of Beazer Homes
USA, Inc., which designs, builds and sells single family homes, since 1993.

    John J. McAtee, Jr., 63, has served as a director of the Company since the Demerger. Mr. McAtee has served as Chairman of McAtee & Co., L.L.C., a transactional consulting firm, since July 1996.

Mr. McAtee served as a Vice Chairman of Smith Barney Inc., an investment banking firm, from 1990 until July 1996 and previously was a partner in the law firm of Davis Polk & Wardwell. He is a director of PhotoMedex, Inc.

    James O'Leary, 38, has served as a Director of the Company since
February 10, 2000 and as Executive Vice President of the Company since
October 4, 1999. Mr. O'Leary served as Senior Vice President and Chief Financial Officer of the Company from June 1998 to October 4, 1999. He served as Corporate Controller of the Company from the Demerger until June 1998 and was elected as a Vice President in January 1996. He is a director of Strategic Industries, LLC and Rexair Holdings, LLC.

                CLASS II--TO SERVE UNTIL THE 2003 ANNUAL MEETING

    William E. Butler, 69, has served as a director of the Company since
June 1998 and was a director of Zurn from November 1992 to June 1998.
Mr. Butler was a director, Chairman and Chief Executive Officer of the Eaton Corporation (a global manufacturer of highly engineered products that serve industrial, vehicle, construction and semiconductor markets), and is a director of Applied Industrial Technologies, Inc., Ferro Corporation, The Goodyear
Tire & Rubber Company, Pitney Bowes Inc. and Borg Warner Automotive Inc.

    The Hon. Charles H. Price II, 69, has served as a director of the Company since the Demerger. Mr. Price served as Chairman, President and Chief Executive Officer of Ameribanc, Inc., a bank holding company, from 1989 to 1992 and was Chairman of the Board of Mercantile Bank of Kansas City from 1992 to 1996. He served as the U.S. Ambassador to Belgium from 1981 to 1983 and the U.S. Ambassador to the Court of St. James from 1983 to 1989. He is a director of Texaco Inc. and New York Times Co. Inc. and is an Advisory Director of Firstar Bank, Kansas City.

    Royall Victor III, 62, has served as a director of the Company since the Demerger. Mr. Victor was Managing Director of Chase Securities, Inc.'s Investment Banking Group from January 1994 until his retirement in July 1997.

                              CORPORATE GOVERNANCE

DIRECTORS' REMUNERATION AND ATTENDANCE AT MEETINGS

    Directors who are also full-time employees of the Company receive no additional compensation for their services as directors. Each non-employee director is entitled to an annual retainer of $25,000, which is payable wholly in shares of Common Stock in four equal installments on the first business day of each calendar quarter. For the Company's fiscal year ended September 30, 2000 ("fiscal 2000"), the retainer was paid to each non-employee director by delivery of 1,587 shares of Common Stock, based on the last reported sale price of the Common Stock on the New York Stock Exchange (the "NYSE") on October 4, 1999 of $15.75 per share, plus cash in lieu of a fractional share. Each non-employee director is also entitled to an initial grant of 1,500 shares of Common Stock, an initial grant of options to purchase 7,500 shares of Common Stock and an annual grant of options to purchase 3,750 shares of Common Stock. On
February 29, 2000, the U.S. Industries, Inc. 2000 Stock Option Plan (the "2000 Stock Option Plan") was amended to add an automatic grant of 7,500 options to each non-employee director and to permit the Board to grant additional options in such amounts and at such times as it may determine. In May 2000, each director received an option to purchase 11,250 shares at an exercise price of $12.6875 under the 2000 Stock Option Plan.

    Each non-employee director is entitled to a fee of $1,500 payable in cash for each Board or Committee meeting attended. The Company reimburses all reasonable expenses incurred by both employee and non-employee directors in connection with such meetings and pays the premiums on directors' and officers' liability and travel accident insurance policies insuring both employee and non-employee directors.

    The Board held six meetings in fiscal 2000. Each director attended at least seventy-five percent of all meetings of the Board and Committees on which such director served.

COMMITTEES OF THE BOARD

    The Board has established four standing committees, an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee, each of which is briefly described below. The Board has also established a Special Advisory Committee described below.

    The Executive Committee has authority to act for the full Board between Board meetings, except with respect to matters that may not be delegated to a committee under Delaware law. The committee, which presently consists of Mr. Clarke (Chairman), Mr. O'Leary, Sir Harry and Mr. Victor, met twice during fiscal 2000.

    The Company has an Audit Committee. Information regarding the functions performed by the committee, its membership, and the number of meetings held during the fiscal year, is set forth in the "Report of the Audit Committee," and the "Audit Committee Charter" included in this proxy statement.

    The Compensation Committee sets the compensation of all executive officers and administers the incentive plans for executive officers (including the making of awards under such plans). The committee, which presently consists of Messrs. Beazer, Price and Vorder Bruegge (Chairman), met three times during fiscal 2000.

    The Nominating Committee is responsible for recommending nominees for the Board and the committees of the Board. The committee, which presently consists of Mr. Clarke, Sir Harry (Chairman) and Mr. Victor, did not meet during fiscal 2000.

    The Special Advisory Committee, which was formed on March 31, 1999, was responsible for reviewing and reporting to the Board with respect to the possible spinoff or sale of USI Diversified. The committee, which consisted of Messrs. Butler, McAtee, Victor and Vorder Bruegge, met four times during fiscal 2000.

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee, which met six times during fiscal 2000, oversees the Company's financial reporting process on behalf of the Board of Directors and consists of three directors, all of whom are independent. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed and discussed with management the audited financial statements in the Annual Report including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

    The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

    The committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

    In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2000 for filing with the Securities and Exchange Commission. The committee and the Board have also recommended, subject to shareholder approval, the selection of Ernst & Young as the Company's independent auditors for 2001.

    The Board of Directors of the Company has approved a written charter which governs the Audit Committee, which is included within this proxy statement as Appendix A.

                                          Respectfully Submitted:
                                          Royall Victor III, Chairman
                                          William E. Butler
                                          John J. McAtee

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee has delivered the following report:

    EXECUTIVE OFFICER COMPENSATION

    The philosophy of the Compensation Committee is that the Company's executive compensation program should be an effective tool for fostering the creation of stockholder value. While the Compensation Committee believes that the base compensation of the Company's executive officers should be generally competitive with that provided by public companies of comparable size, the Compensation Committee believes strongly that a substantial portion of the executive officers' compensation (both cash and non-cash elements) should be contingent upon performance. Moreover, the Compensation Committee wishes to encourage substantial equity ownership by the Company's executive officers so that management's interests are closely aligned with the interests of stockholders.

    BASE COMPENSATION

    The minimum base compensation levels of the Company's executive officers and certain other aspects of their compensation were originally established under employment agreements. On December 5, 2000, the Compensation Committee awarded the executive officers (other than the Chief Executive Officer) increases in base salary for calendar year 2001 following a review of each executive officer's individual performance during fiscal 2000. These merit increases average approximately 2.6% for this group. Mr. Clarke declined to be considered for any increase in base salary for the calendar year 2001 (as he had done for all prior years). The Compensation Committee believes the base salaries to be reasonable and appropriate in the context of the overall compensation program.

    ANNUAL INCENTIVE BONUS

    Under the U.S. Industries, Inc. Annual Performance Incentive Plan (the "Annual Performance Incentive Plan") and, commencing with fiscal 2001, the U.S. Industries, Inc. 2000 Annual Performance Incentive Plan (the "2000 Annual Performance Incentive Plan"), the Compensation Committee determines the executive officers that are eligible for a bonus under the plan for each fiscal year and the target levels (e.g., entry level, a mid-point and a maximum level) for such bonuses. The bonus level achieved for each fiscal year is determined based on the achievement of pre-established performance targets selected by the Compensation Committee, based on management's recommendations.

    At a meeting on December 1, 1999, the Compensation Committee set, for fiscal 2000, performance targets for all participants and individual levels for participation as a percentage of base pay (ranging from 55% to 100%, the "Bonus Percentage") upon achievement of the targets, with reduced levels specified for below full-target achievements that exceed minimum or entry level performance targets set by the Compensation Committee and increased levels specified for above full-target achievements which could result in bonuses under the plan being awarded in the range of 0% to 150% of each participant's Bonus Percentage. The Compensation Committee, based on management's recommendations, set performance targets for fiscal 2000 based on the attainment of certain levels of earnings per share from continuing operations ("Earnings Per Share Performance Target"). In setting these performance targets and individual participation levels, the Compensation Committee recognized that the Annual Performance Incentive Plan provides for both an immediately payable annual award and an additional amount (i.e., the Long Term Incentive Plan Award) equal to thirty percent (30%) of the immediately payable annual award. The Long Term Incentive Plan Award is credited to the executive officer's account under the U.S. Industries, Inc. Long Term Incentive Plan (the "Long Term Incentive Plan") and deferred under the terms of that Plan with interest measured based on the rate of interest on thirty (30) year Treasury Bonds. The Compensation Committee gave weight to the fact that distributions under the Long Term Incentive Plan are generally conditioned upon an executive officer's continued employment with the Company.

    At its meeting on December 4, 2000, the Compensation Committee determined that the performance targets for the fiscal 2000 Earnings Per Share Performance Target had not been met. Based on the foregoing, the Compensation Committee did not award any bonuses to the executive officers participating in the Annual Performance Incentive Plan during fiscal 2000.

    Also at its meeting on December 4, 2000, the Compensation Committee set performance targets for all participants for fiscal 2001 and individual levels for such participation as a percentage of base pay upon achievement of the targets, with certain entry and maximum bonus target levels for each bonus target category and pro-ration for achievement within these levels. The Compensation Committee, based on management's recommendations, set performance targets for fiscal 2001 based on the attainment of certain levels of earnings per share from continuing operations. In setting these performance targets and individual participation levels, the Compensation Committee considered the level of achievement of the fiscal 2000 performance targets and recognized that the 2000 Annual Performance Incentive Plan provides for both an immediately payable annual award and, unless otherwise determined by the Compensation Committee, a Long Term Incentive Plan Award equal to thirty percent (30%) of the immediately payable annual award. The Compensation Committee gave weight to the fact that a Long Term Incentive Plan Award would be paid in addition to the annual award and that distributions under the Long Term Incentive Plan are generally conditioned upon an executive officer's continued employment with the Company.

    STOCK OPTIONS

    Stock options have been granted by the Compensation Committee under the 2000 Stock Option Plan and the Amended U.S. Industries, Inc. Stock Option Plan (the "Amended Stock Option Plan") with an exercise price equal to the fair market value of Common Stock on the date of grant. Management makes recommendations to the Compensation Committee as to how many options will be granted to eligible executives of the Company and its subsidiaries.

    RESTRICTED STOCK

    Restricted stock has been granted by the Compensation Committee under the U.S. Industries, Inc. Restricted Stock Plan and the U.S. Industries, Inc. 1996 Employee Stock Plan. Management makes recommendations to the Compensation Committee as to how many shares of restricted stock will be granted to eligible executives of the Company and its subsidiaries.

    The Company generally has analyzed the particular type of benefit or award and the rationale for granting such benefit or award in deciding whether it will seek to qualify the benefit or award as performance-based compensation under
Section 162(m) of the Code and expects to continue to do so in the future.

    Amounts awarded to the Chief Executive Officer and the Company's other executive officers under the Annual Performance Incentive Plan and to be awarded under the 2001 Annual Performance Incentive Plan, as well as the portion of such awards deferred under the Company's Long Term Incentive Plan, are based on performance factors determined by the Compensation Committee that are intended to qualify such bonuses for the "performance-based compensation" exception of
Section 162(m) of the Code. It is also intended that the stock options awarded under the 2000 Stock Option Plan and the Amended Stock Option Plan will qualify for the performance-based compensation exception of Section 162(m) of the Code. The restricted stock awards are not intended to and may not qualify as performance-based compensation under Section 162(m) of the Code.

    CHIEF EXECUTIVE OFFICER'S COMPENSATION

    The compensation of the Chief Executive Officer is primarily based on the employment agreement entered into with him. The Chief Executive Officer has declined to accept any increase in his base compensation for calendar years since 1996.

    The Chief Executive Officer has received restricted stock and stock options as described in the Summary Compensation Table. The Compensation Committee believes that these equity arrangements have created the desired mutuality of interest between the Chief Executive Officer and the stockholders, as the ultimate reward to the Chief Executive Officer from these equity arrangements primarily will be based upon the success of the Company.

                                          Respectfully submitted:
                                          Mark Vorder Bruegge, Chairman
                                          Brian C. Beazer
                                          The Honorable Charles H. Price II

SUMMARY COMPENSATION TABLE

    The following table sets forth information concerning the compensation awarded to, earned by or paid to the Chief Executive Officer and the four other most highly paid executive officers of the Company (the "named executive officers") for services rendered to the Company and its subsidiaries during fiscal 1998, 1999 and 2000.

                                                                      ANNUAL COMPENSATION
                                                     -----------------------------------------------------

          NAME AND              FISCAL                                OTHER ANNUAL          RESTRICTED
    PRINCIPAL POSITION(1)        YEAR      SALARY    BONUS($)(2)   COMPENSATION(S)(3)   STOCK AWARDS($)(4)
-----------------------------  --------   --------   -----------   ------------------   ------------------
David H. Clarke..............    2000     $750,000           0                 0            $  675,000
Chairman of the Board and        1999      750,000    $656,250          $196,875               510,000
  Chief Executive Officer        1998      750,000           0                 0                     0

James O'Leary................    2000      396,250           0                 0                     0
Executive Vice President         1999      243,417     286,344            85,903             1,078,250
                                 1998      176,250           0                 0             1,074,280

Dorothy E. Sander............    2000      260,500           0                 0                     0
Senior Vice President--          1999      241,375     149,450            44,835               675,125
  Administration                 1998      228,875           0                 0                     0

John W. Dean III.............    2000      230,000     150,000                 0               393,750
Senior Vice President, Chief     1999            0           0                 0                     0
  Financial Officer &            1998            0           0                 0                     0
  Treasurer

Steven C. Barre..............    2000      190,000           0                 0               114,375
Vice President, General          1999      164,500      72,000            21,600                     0
  Counsel and Secretary          1998      152,155      31,000             9,300                     0

                                  LONG TERM COMPENSATION
                               ----------------------------
                                SECURITIES      ALL OTHER
          NAME AND              UNDERLYING     COMPENSATION
    PRINCIPAL POSITION(1)       OPTIONS(#)        ($)(5)
-----------------------------  -------------   ------------
David H. Clarke..............     357,875        $ 10,518
Chairman of the Board and         255,000          11,227
  Chief Executive Officer               0          14,250
James O'Leary................     206,250           6,234
Executive Vice President          125,000           5,802
                                        0           5,363
Dorothy E. Sander............     137,500           6,417
Senior Vice President--            90,000           6,287
  Administration                        0           6,801
John W. Dean III.............     122,500           5,676
Senior Vice President, Chief            0               0
  Financial Officer &                   0               0
  Treasurer
Steven C. Barre..............     110,000           5,742
Vice President, General                 0           5,742
  Counsel and Secretary                 0           5,337

------------------------------

(1) John W. Dean III became Vice President, Chief Financial Officer and Treasurer of the Company on October 4, 1999 and became Senior Vice President, Chief Financial Officer and Treasurer on December 15, 2000. His employment with the Company terminated on January 22, 2001. Steven C. Barre became Vice President, Secretary and General Counsel of the Company on April 3, 2000; he previously served in the capacity of Associate General Counsel.

(2) For fiscal 1998, no bonuses were awarded. For fiscal 1999, bonuses were awarded by the Compensation Committee under the Annual Performance Incentive Plan using a formula based on the attainment of certain levels of earnings per share from continuing operations. For fiscal 2000, no bonuses were awarded, other than a $150,000 signing bonus paid to John W. Dean III.

(3) Amounts represent awards under the Long Term Incentive Plan, which will be deferred in the participant's plan account. Annual distributions, constituting 15% of each participant's account, will be made commencing on December 15 of the fourth year following the initial award under the Long Term Incentive Plan, contingent on continued employment, subject to acceleration upon a Change in Control (as defined in the plan) and certain other circumstances.

(4) Mr. Clarke was awarded 30,000 shares and 60,000 shares of restricted stock in fiscal 1999 and fiscal 2000, respectively. Mr. O'Leary was awarded 38,815 shares and 66,000 shares of restricted stock in fiscal 1998 and fiscal 1999, respectively. Ms. Sander was awarded 41,000 shares of restricted stock in fiscal 1999. Mr. Dean was awarded 25,000 shares of restricted stock in fiscal 2000. Mr. Barre was awarded 10,000 shares of restricted stock in fiscal 2000. The values of the restricted stock are based upon the last reported sale price of an unrestricted share of Common Stock on the NYSE on the following dates of grants: Mr. Clarke--November 13, 1998 ($17.375) and March 24, 2000 ($11.25); Mr. O'Leary--March 27, 1998 ($28.50), November 13,
    1998 ($17.375) and September 1, 1999 ($16.9375); Ms. Sander--November 13,
    1998 ($17.375) and September 1, 1999 ($16.9375); Mr. Dean--October 4, 1999
    ($15.75) and Mr. Barre--February 11, 2000 ($11.4375). The shares of restricted stock vest seven years after grant (except for the November 13, 1998, May 18, 1999, and October 4, 1999 grants which vest on a three, five and seven year schedule), in each case subject to acceleration upon the occurrence of a Change in Control (as defined in each executive officer's employment agreement described under "Employment Agreements" below), or the occurrence of certain other events including with regard to Messrs. O'Leary and Barre, 90 days after a spinoff to the Company's stockholders of its lighting and industrial tools businesses including the Lighting Corporation of America, the fourth largest lighting fixture manufacturer in the United States, SiTeco, a major European lighting fixture manufacturer, and Spear & Jackson, an international manufacturer of industrial hand tools (the "LCA Spinoff") (as described in "Employment Agreements" below). Executive officers are entitled to receive dividends on their restricted stock as and when cash dividends on the Common Stock are declared by the Board. The aggregate number of shares of restricted stock owned by the named executives and the market value of such shares, each as of October 2, 2000, are as follows: Mr. Clarke--382,103 shares ($3,797,149); Mr. O'Leary--118,394 shares ($1,176,540); Ms. Sander--71,552 shares ($711,048); Mr. Dean--25,000 shares ($248,438) and Mr. Barre--10,000 shares ($99,375). The closing price of the Common Stock ($9.9375) on September 29, 2000, the last trading day of the fiscal year, was used to determine "market value."

     Effective on February 23, 1999, the Company adopted a Stock Ownership Tax Loan Program. The primary purpose of the loan program is to make loans to executives of the Company selected by the Compensation Committee to help such executives pay the federal, state and local taxes that are due upon the vesting of restricted stock, thereby encouraging them to retain the restricted stock. The loan interest rate is the one year term borrowing rate at which the Company may borrow from its principal lenders but in no event may the interest rate be less than the applicable federal interest rate. Mr. Clarke, Ms. Sander and Ms. Burton are currently participating in the loan program. The largest aggregate amount of indebtedness outstanding (including accrued interest) at any time for the foregoing individuals during fiscal 2000 was $1,507,263, $457,718 and $44,233, respectively, and as of the date of this proxy statement these amounts remain outstanding.

(5) The amounts shown in this column include the matching contributions made by the Company to the accounts of the named executive officers pursuant to the 401(k) Plan, all of which is invested in Common Stock pursuant to the terms of the plan, and the dollar value of insurance premiums paid by or on behalf of the Company with respect to term life insurance benefits.

OPTION GRANTS FOR FISCAL 2000 AND POTENTIAL REALIZABLE VALUES

    The following table sets forth as to each of the named executive officers information with respect to option grants during fiscal 2000 and the potential realizable values of such option grants. The 5% and 10% assumed rates of growth are for illustrative purposes only. They are not intended to predict future stock prices, which will depend on market conditions, the Company's performance and other factors.

                                                    INDIVIDUAL GRANTS                     POTENTIAL REALIZABLE
                                    --------------------------------------------------      VALUE AT ASSUMED
                                    NUMBER OF     % OF TOTAL                              ANNUAL RATES OF STOCK
                                    SECURITIES     OPTIONS                               PRICE APPRECIATION FOR
                                    UNDERLYING    GRANTED TO    EXERCISE                   OPTION TERM ($)(2)
                                     OPTIONS     EMPLOYEES IN     PRICE     EXPIRATION   -----------------------
NAME                                 GRANTED     FISCAL YEAR    ($/SHARE)    DATE(1)         5%          10%
----                                ----------   ------------   ---------   ----------   ----------   ----------
David H. Clarke..................    161,000          8.0%       11.5625     02/11/10    1,170,727    2,966,843
                                     196,875          9.8%       12.6875     05/03/10    1,570,885    3,980,930

James O'Leary....................     75,000          3.7%       11.5625     02/11/10      545,370    1,342,070
                                     131,250          6.5%       12.6875     05/03/10    1,047,256    2,653,953

Dorothy E. Sander................     50,000          2.5%       11.5625     02/11/10      363,580      921,380
                                      87,500          4.3%       12.6875     05/03/10      698,171    1,769,302

John W. Dean III.................     12,500          0.6%       15.5000     02/23/01            0            0
                                      40,000          2.0%       11.5625     02/23/01            0            0
                                      70,000          3.5%       12.6875     02/23/01            0            0

Steven C. Barre..................     45,000          2.2%       11.5625     02/11/10      327,222      829,242
                                      65,000          3.2%       12.6875     05/03/10      518,641    1,314,339

------------------------

(1) The options will become exercisable in four equal installments beginning on the first anniversary of grant; provided that each option is subject to acceleration upon a Change in Control (as defined in each applicable option agreement) and certain other circumstances. The options terminate on the tenth anniversary of the relevant grant, subject to earlier termination in the event that the executive's employment terminates in certain circumstances.

(2) Amounts for the named executive officers shown under the "Potential Realizable Value" columns have been calculated by (a) multiplying (i) the exercise price and (ii) the sum of 1 plus the adjusted stock price appreciation rate (the assumed annual appreciation rate shown (compounded for the term of the options)) (b) subtracting the exercise price per share and (c) multiplying the gain per share by the number of shares covered by the options. Mr. Dean's options expired without exercise on February 23, 2001.

OPTION EXERCISES AND VALUES FOR FISCAL 2000

    The following table sets forth, with respect to each of the named executive officers, the number of share options exercised and the dollar value realized from those exercises during the 2000 fiscal year and the total number and aggregate dollar value of exercisable and non-exercisable stock options held on September 30, 2000.

                                                                                 NUMBER OF           VALUE OF
                                                                           SECURITIES UNDERLYING    UNEXERCISED
                                                            IN-THE-MONEY            (#)             OPTIONS ($)
                                      UNEXERCISED OPTIONS      VALUE           EXERCISABLE/        EXERCISABLE/
                                        SHARES ACQUIRED       REALIZED         UNEXERCISABLE       UNEXERCISABLE
NAME                                    ON EXERCISE (#)         ($)             AT 10/2/00          AT 10/2/00
----                                  -------------------   ------------   ---------------------   -------------
David H. Clarke....................           N/A                N/A          834,502/549,125        401,408/0
Dorothy E. Sander..................           N/A                N/A          125,613/207,512        113,495/0
James O'Leary......................           N/A                N/A           42,964/301,875          9,457/0
John W. Dean III...................           N/A                N/A                0/122,500              0/0
Steven C. Barre....................           N/A                N/A            5,344/111,406              0/0

------------------------

(1) In accordance with the rules of the SEC, values are calculated by subtracting the exercise price from the fair market value of the underlying Common Stock. For purposes of the last column of this table, fair market value is deemed to be $9.9375 per share, the closing price of the Common Stock reported for the NYSE Composite Transactions on September 29, 2000, the last trading day of the fiscal year.

COMPARISON OF CUMULATIVE TOTAL RETURN

    The following graph compares the five-year cumulative total shareholder return (including reinvestment of dividends) of the Company with the cumulative total return on the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index") and two peer group indices--the "Old Peer Group" and the "New Peer Group." The Old Peer Group is representative of the Company in its earlier years as part of the multi-industry group of companies and the New Peer Group aligns the Company to a branded, consumer-oriented building products group of companies. The Old Peer Group consists of Coltec Industries, Crane Co., Dover Corp., Honeywell International Inc., Newell Rubbermaid Inc., Textron Inc., Thomas Industries, Trimas Corp., Tyco International Ltd. and the Company. The New Peer Group consists of American Standard Cos. Inc., Black & Decker Corp., Fortune Brands Inc., Masco Corp., Newell Rubbermaid Inc., Stanley Works and the Company.

    The graph assumes that $100 was invested on June 1, 1995 in each of the Company's Common Stock, the S&P 500 Index and each peer group index, and that all dividends were reinvested into additional shares of the same class of equity securities at the frequency with which dividends are paid on such securities during the applicable fiscal year. Each peer group weighs the returns of each constituent company according to its stock market capitalization at the beginning of each period for which a return is indicated.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                             NEW         OLD
       U S INDUSTRIES INC  S&P 500 INDEX  PEER GROUP  PEER GROUP
Sep95             $100.00        $100.00     $100.00     $100.00
Sep96             $169.36        $120.33     $118.66     $137.78
Sep97             $281.14        $169.00     $155.37     $201.74
Sep98             $147.29        $184.29     $142.59     $199.79
Sep99             $155.85        $235.53     $150.18     $312.30
Sep00             $100.05        $266.82     $115.44     $276.07

USI RETIREMENT PLAN

    The USI Retirement Plan (the "Retirement Plan") provides pension benefits to the Company's corporate office employees, including its executive officers. Employees will become vested in their benefits under the Retirement Plan after five years of service. Normal retirement is the later of age 65 or five years of service; however, employees who work beyond their normal retirement age will continue to accrue benefits.

    Under the Retirement Plan, the annual retirement benefits of the Company's corporate office employees, including its executive officers, will equal the greater of (i) the product of (a) 2.67% of an employee's Final Average Earnings (which excludes, among other things, bonuses) minus 2% of such employee's Social Security Benefit, multiplied by the number of years of Credited Service the employee would have been credited with through his or her Normal Retirement Date (to a maximum of 25) and (b) a fraction, the numerator of which is the actual number of years of Credited Service through December 31, 1992 (the "Freeze Date"), and the denominator of which is the number of years of Credited Service the employee would have been credited with through his Normal Retirement Date (the "Offset Formula"), and (ii) the sum of (a) 1.95% of an employee's Final Average Earnings plus (b) .65% of that portion of the employee's Final Average Earnings in excess of Covered Compensation, multiplied by the employee's years of Credited Service (to a maximum of 25). Credited service for all corporate office employees, including the Company's executive officers, includes years of service under a predecessor Hanson plan. All defined terms have the same meanings as in the Retirement Plan or as stated herein.

    The following table shows the estimated annual retirement benefits that would be payable under the Retirement Plan to the Company's corporate office employees, including its executive officers, assuming retirement at age 65 on the basis of a straight-life annuity. The table also includes benefits payable under the the SRP, an unfunded supplemental retirement plan applicable to certain executive officers of the Company, which is described below.

        FINAL                                    YEARS OF FINAL SERVICE
       AVERAGE         --------------------------------------------------------------------------
      EARNINGS            10         15         20         25         30         35         40
---------------------  --------   --------   --------   --------   --------   --------   --------
$ 100,000............  $ 23,200   $ 34,800   $ 46,400   $ 58,000   $ 58,000   $ 58,000   $ 58,000
  200,000............    49,900     74,850     99,800    124,750    124,750    124,750    124,750
  300,000............    76,600    114,900    153,200    191,500    191,500    191,500    191,500
  400,000............   103,300    154,950    206,600    258,250    258,250    258,250    258,250
  500,000............   130,000    195,000    260,000    325,000    325,000    325,000    325,000
  600,000............   156,700    235,050    313,400    391,750    391,750    391,750    391,750
  700,000............   183,400    275,100    366,800    458,500    458,500    458,500    458,500
  800,000............   210,100    315,150    420,200    525,250    525,250    525,250    525,250
  900,000............   236,800    355,200    473,600    592,000    592,000    592,000    592,000
 1,000,000...........   263,500    395,250    527,000    658,750    658,750    658,750    658,750

    The named executive officers have been credited with the following years of service for purposes of benefit accrual (rounded to the nearest one-hundredth of a year): Mr. Clarke--25 years; Mr. O'Leary--7.42 years;
Ms. Sander--16.33 years; Mr. Dean--1 year and Mr. Barre--12 years. Since the base salary of Mr. Clarke was significantly reduced effective upon the Demerger, his current accrued Final Average Earnings ($1,005,392) exceeded his annual compensation for fiscal 2000. Generally, unless termination of employment follows a Change in Control (as defined in the Retirement Plan), due to the restriction on benefit entitlements prior to age 60 under the SRP described below, the Final Average Earnings of Mr. Clarke would be limited to $170,000 (the Code Section 401(a)(17) limit), the Retirement Plan limit, if his employment terminated during the current fiscal year.

USI SUPPLEMENTAL RETIREMENT PLAN

    The USI Supplemental Retirement Plan (the "SRP") is a non-qualified, unfunded, deferred compensation plan administered by the Compensation Committee. In general terms, the purpose of the SRP is to restore to certain executive officers of the Company any benefits in excess of the benefits accrued under the Retirement Plan that would have accrued under the Offset Formula without regard to the Freeze Date (to a maximum of 25 years of Credited Service). In addition, the SRP provides for benefits in excess of the limitations on the amount of benefits accrued and compensation taken into account in any given year imposed by Sections 415 and 401(a)(17) of the Code, respectively, with respect to a qualified plan such as the Retirement Plan. Under the SRP, a participant's annual benefit is equal to 66 2/3% of his or her Average Final Compensation less 50% of his or her Social Security Benefit, multiplied by the number of years of Credited Service (to a maximum of 25) divided by 25, less the Pension Offset. The normal form of benefit under the SRP shall be a monthly annuity ceasing on the participant's death. The optional benefit forms are the forms of benefit provided under the Retirement Plan. Although Mr. Clarke had declined to be considered for increases in his base salary for 1996 through 2001 calendar years, under the terms of the SRP he was deemed to receive a salary increase for purposes of the SRP for each of the years equal to the average salary increase for officers employed in the Company's Iselin, New Jersey office. For purposes of the SRP Mr. Clarke is considered to have a base salary for the 1996, 1997, 1998, 1999 and 2000 calendar years equal to $815,250, $875,008, $952,009,
$1,014,746 and $1,081,719, respectively. Capitalized terms used in this paragraph have the meanings defined for them in the SRP or in the Retirement Plan.

                             EMPLOYMENT AGREEMENTS

    The following is a summary of the employment agreements between the Company and each of the named executive officers. The employment agreements provide for each named executive to serve in the respective capacities indicated in the Summary Compensation Table above. As described in more detail below, the employment agreements with Messrs. O'Leary and Barre were amended to provide that such agreements will terminate (with some limited exceptions) upon the LCA Spinoff.

    Mr. Clarke's term of employment will expire at the end of the current three-year term and (except as provided below for Messrs. O'Leary and Barre with regard to the LCA Spinoff) the term of employment for Messrs. O'Leary, Barre and Ms. Sander will expire at the end of the current two-year terms. The term of each of the agreements is subject to automatic extension for an additional three-year term in the case of Mr. Clarke and an additional two-year term in the case of the other executives, unless either party gives at least ninety
(90) days prior written notice of non-extension or the agreement is terminated earlier as discussed below.

    The employment agreements provide that the Company will pay Messrs. Clarke, O'Leary, Ms. Sander and Messrs. Dean and Barre base annual salaries at a rate of not less than $750,000, $400,000, $285,000, $246,500 and $200,000, respectively.
As provided in the employment agreements, each executive is eligible to receive an annual cash bonus, with a target Bonus Percentage equal to at least 100% of base salary for Mr. Clarke, 85% of base salary for Mr. O'Leary, 70% of base salary for Ms. Sander and 60% of base salary for Messrs. Dean and Barre, pursuant to the Annual Performance Incentive Plan or a successor plan satisfying the requirements for the performance-based compensation exception of
Section 162(m) of the Code (the "Target Bonus"). The employment agreements also entitle the executives to participate generally in all pension, retirement, savings, welfare and other employee benefit plans and arrangements and fringe benefits and perquisites maintained by the Company from time to time for senior executives of a comparable level.

    The employment agreements for Messrs. Clarke and O'Leary and Ms. Sander provide that if the executive's employment with the Company is terminated by reason of death or disability, the executive or his or her legal representative will receive, in addition to accrued compensation (including, without limitation, any declared but unpaid bonus, any amount of base salary or deferred compensation accrued or earned but unpaid, any accrued vacation pay and unreimbursed business expenses (the "Accrued Amounts")), a prorated Target Bonus for the fiscal year of the executive's death or disability, full accelerated vesting under all equity-based and long-term incentive plans, any other amounts or benefits owed to executives under the then applicable employee benefit plans or policies of the Company, which will be paid in accordance with such plans or policies, payment of base salary on a monthly basis for a specified period (twelve (12) months in the case of Mr. Clarke, six (6) months in the case of Mr. O'Leary and Ms. Sander) and payment of spouse's and dependents' COBRA coverage premiums for no more than three (3) years, subject in the case of disability to offset against the base salary payment by the amount the executive would receive under any long-term disability program maintained by the Company.

    The employment agreements with Messrs. Dean and Barre provide that upon a termination by reason of death or disability, the executives or their legal representatives will receive only the Accrued Amounts and any other amounts or benefits owed to them under the then applicable employee benefit plans, long-term incentive plans or equity plans and programs of the Company, which will be paid in accordance with such plans and programs.

    The employment agreement with Mr. Clarke provides that if Mr. Clarke's employment with the Company is terminated (i) by the Company other than for cause (as defined in his employment agreement) or due to a disability (as defined in his employment agreement); (ii) by the executive for good reason (as defined in his employment agreement); (iii) by the executive for any or no reason within two (2) years after a Change in Control of the Company (as defined in his employment agreement); or (iv) as a result of the Company giving notice of nonextension at the end of any three-year term ((i) through (iv) referred to herein collectively as "Severance Payment Events"), then Mr. Clarke shall be entitled to receive, among other things (a) a lump sum within five (5) days after such Severance Payment Event equal to (i) three (3) times base salary, and (ii) three
(3) times the highest annual bonus paid or payable to Mr. Clarke by the Company for any of the previous three (3) completed fiscal years, provided that if such termination occurs on or after a Change in Control of the Company, Mr. Clarke will instead receive three (3) times the Target Bonus, (b) accelerated full vesting under all outstanding equity-based and long-term incentive plans,
(c) three (3) years of additional service and compensation credit for pension purposes, (d) three (3) years of the maximum Company contribution under any type of qualified or nonqualified 401(k) plan, (e) payment by the Company of the premiums for Mr. Clarke and his dependents' health coverage for three (3) years (all such payments being collectively referred to as the "Severance Payment") and (f) if such termination occurs after a Change in Control of the Company and Mr. Clarke is married at the time of the commencement of his benefits under the SRP his spousal death benefit under the SRP shall be the survivor benefit under a joint and 60% annuity rather than an actuarially adjusted survivor benefit under a joint and 50% annuity (the "Special SRP Benefit Treatment"). In addition, Mr. Clarke's employment agreement provides that if he dies or becomes disabled after a Change in Control of the Company and is married at the time of his death or disability, the Special SRP Benefit Treatment shall apply. If after a Change in Control of the Company Mr. Clarke has not attained the normal retirement date provided under the SRP as of the date of any Severance Payment Event, Mr. Clarke will be deemed to have attained his normal retirement date for purposes of the SRP and payments of amounts thereunder. In addition, if the Severance Payment to Mr. Clarke under the employment agreement, together with other amounts paid to Mr. Clarke, exceeds certain threshold amounts and results from a change in ownership (as defined in Section 280G(b)(2) of the Code), the employment agreement provides that Mr. Clarke will receive an additional amount to cover the federal excise tax and any interest or penalties with respect thereto on a "grossed up" basis. If Mr. Clarke is terminated for cause, voluntarily resigns (which right Mr. Clarke has on sixty (60) days' prior written notice to the Company) or the Company retires Mr. Clarke at or after his sixty- fifth birthday, Mr. Clarke will only receive the Accrued Amounts and benefits provided in benefit plans, provided that in the event such voluntary resignation is after age sixty-two (62) there will be certain additional vesting with regard to stock options and restricted stock in accordance with the terms of the applicable plans.

    The employment agreements with Mr. O'Leary (except as provided below with regard to the LCA Spinoff) and Ms. Sander provide for substantially similar provisions on termination situations described in the prior paragraph except that the definitions of "cause" and "good reason" have differences that provide the Company with broader rights, the Severance Payment will be based on a two
(2) time rather than three (3) time multiple and, in certain limited instances, will be subject to offset, there will be more limited vesting of stock options and restricted stock and they may only resign and collect severance based purely on the Change in Control of the Company during a thirty (30) day window after the first anniversary of the Change in Control of the Company.

    The employment agreements with Messrs. Dean and Barre provide (except as provided below with regard to the LCA Spinoff) that on a termination by the executive for good reason (as defined in the applicable employment agreement), by the Company without cause (as defined in the applicable employment agreement) or nonextension of the employment term by the Company, they will receive among other things (i) the Accrued Amounts, and (ii) equal monthly payments of the executive's then monthly rate of base salary for twelve (12) months, provided that if such termination occurs within two (2) years after a Change in Control, they will instead receive a lump sum equal to two (2) times base salary and the Target Bonus. In addition, if such termination occurs within two (2) years after a Change in Control, Mr. Barre will receive (i) two (2) years of additional service and compensation credit for pension purposes, (ii) two (2) years of the maximum Company 401(k) contribution and (iii) payment of premiums for the executives and their dependents' health coverage for two (2) years. Mr. Dean's employment with the Company terminated on January 22, 2001. The Company paid
Mr. Dean his base salary through March 31, 2001, a lump sum payment of $100,000 and 25,000 shares of previously restricted stock in connection with his termination of employment. Mr. Barre is required to execute a release prior to receiving severance payments and Messrs. Dean and Barre must comply with certain provisions relating to confidential information, non-competition and non-solicitation.

    The employment agreements of each of the named executive officers also provide for indemnification for actions in their corporate capacity, directors' and officers' liability insurance and coverage in most instances for legal fees incurred in enforcing their rights under their respective employment agreements.

    Messrs. O'Leary and Barre each executed letter agreements amending their employment agreements (the "Letter Agreements") to provide that such employment agreements terminate and are of no further force or effect upon the LCA Spinoff, except for any rights with regard to indemnification for periods prior to the LCA Spinoff. Upon the LCA Spinoff and the satisfaction of certain other conditions, the stock options to purchase Common Stock granted to Mr. O'Leary on September 1, 1999, February 11, 2000 and May 3, 2000 and granted to Mr. Barre on February 11, 2000 and May 3, 2000 will fully vest and these options and all other vested options to purchase Common Stock with an exercise price equal to or below $16.125, will remain exercisable until the second annual anniversary of the LCA Spinoff. In addition, the unvested shares of restricted stock awarded to Messrs. O'Leary and Barre by the Company will vest on the 90th day following the LCA Spinoff, provided that the executive has not voluntary terminated employment with LCA. If the LCA Spinoff does not occur prior to April 15, 2001 the employment agreements for Messrs. O'Leary and Barre (as described above) will continue in effect and the Letter Agreements will be null and void.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                             (ITEM B ON PROXY CARD)

    The Board of Directors, upon the recommendation of the Audit Committee, has appointed the firm of Ernst & Young LLP as independent auditors to examine the Company's financial statements for fiscal 2001. Ernst & Young LLP were the Company's independent auditors for fiscal 2000. If the stockholders do not ratify such appointment, it will be reconsidered by the Board.

    Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to questions.

AUDIT FEES

    The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements for fiscal 2000 and for the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $1,480,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    There were no fees billed by Ernst & Young LLP for professional services rendered for information technology services relating to financial information systems design and implementation for fiscal 2000.

ALL OTHER FEES

    The aggregate fees billed by Ernst & Young LLP for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for fiscal 2000 were $4,200,000, including audit related services of $2,075,000 and non-audit services of $2,125,000.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF SUCH APPOINTMENT.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items specifically identified in the Notice of Annual Meeting. Proxies in the enclosed form will be voted in respect of any other business that is properly brought before the Annual Meeting in accordance with the judgment of the person or persons voting the proxies.

             STOCKHOLDER PROPOSALS AND NOMINATIONS OF BOARD MEMBERS

    If a stockholder intends to present a proposal for action at the 2002 Annual Meeting and wishes to have such proposal considered for inclusion in the Company's proxy materials in reliance on Rule 14a-8 under the Exchange Act, the proposal must be submitted in writing and received by the Company by September 1, 2001. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholders' proposals.

    The By-Laws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of individuals for election to the Board of Directors. In general, notice of a stockholder proposal or a director nomination for an annual meeting must be received by the Company 60 days or more before the date of the annual meeting and must contain specified information and conform to certain requirements, as set forth in the By-Laws. Notice of a stockholder proposal or a director nomination for a special meeting must be received by the Company no later than the 15th day following the day on which notice of the date of a special meeting of stockholders was given. If the presiding officer at any stockholders' meeting determines that a stockholder proposal or director nomination was not made in accordance with the By-Laws, the Company may disregard such proposal or nomination.

    In addition, if a stockholder submits a proposal outside of Rule 14a-8 for the 2002 Annual Meeting, and the proposal fails to comply with the advance notice procedure prescribed by the By-Laws, then the Company's proxy may confer discretionary authority on the persons being appointed as proxies on behalf of management to vote on the proposal. Proposals and nominations should be addressed to the Secretary of the Company, U.S. Industries, Inc., 101 Wood Avenue South, Iselin, New Jersey 08830.

                             ADDITIONAL INFORMATION

    The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex or facsimile. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of Common Stock.

    The Company's Annual Report on Form 10-K for the fiscal year ended
September 30, 2000, including financial statements, is enclosed herewith. The Company will furnish any exhibit to such Annual Report on Form 10-K upon request by a stockholder directed to Secretary of the Company, U.S. Industries, Inc., 101 Wood Avenue South, Iselin, NJ 08830, for a fee limited to the Company's reasonable expenses in furnishing such exhibits.

                                          By Order of the Board of Directors,
                                          STEVEN C. BARRE
                                          SECRETARY

                                                                      APPENDIX A

                             U.S. INDUSTRIES, INC.
                            AUDIT COMMITTEE CHARTER

ORGANIZATION

    There shall be a committee of the Board of Directors ("Board") of U.S. Industries, Inc. (the "Corporation") to be known as the Audit Committee. The Audit Committee shall be composed of at least three directors who are "independent" and experienced in accordance with New York Stock Exchange rules. The Audit Committee shall be governed by a charter approved by the Board of Directors.

STATEMENT OF POLICY

    The Audit Committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders and investment community relating to internal accounting and financial controls, reporting practices of the Corporation and the quality and integrity of the financial reports of the Corporation. In so doing, the Audit Committee shall maintain free and open means of communications between the directors, the independent auditors, persons performing the internal audit function (the "internal auditors") and the management of the Corporation. In discharging its oversight roles, the Audit Committee is empowered to investigate any matters brought to its attention with full access to all books, records, facilities and personnel of the Corporation and to retain outside counsel or other experts for this purpose.

RESPONSIBILITIES

    The primary responsibility of the Audit Committee is to oversee the Corporation's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Corporation's financial statements and the independent auditors are responsible for auditing those statements. The Audit Committee should take the appropriate actions to set the overall "tone" for quality financial reporting, sound business risk practices and ethical behavior. In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to changing conditions.

    In carrying out these responsibilities, the Audit Committee will:

    - Review the Audit Committee Charter annually and recommend any changes to the Board for their approval.

    - Have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Corporation's shareholders.

    - Annually evaluate the performance and recommend to the Board the selection and, where appropriate, the replacement of the independent auditors.

    - Review and discuss with the Corporation's independent auditors the written disclosures regarding the auditor's independence in accordance with Independence Standards Board Standard No. 1 and shall consider the compatibility of non-audit services with the auditors' independence. Based upon this review and discussion, the Audit Committee will recommend to the Board any action appropriate to satisfy itself as to the independence of the auditor.

    - Meet with the independent auditors and financial management of the Corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized. At the conclusion of each such audit, discuss with the auditors the matters required to be discussed pursuant to generally accepted auditing standards, by Statement on Auditing Standards No. 61, including any comments or recommendations of the independent auditors.

    - Review with the independent auditors, the internal auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Corporation, including the Corporation's system to monitor and manage business risk and ethical compliance programs, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

    - Review the internal audit function of the Corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

    - Receive prior to each meeting at which the subject is discussed, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

    - Review annually with financial management and the Corporation's independent auditors, the Corporation's accounting policies in light of the Corporation's current operations and current generally accepted accounting principles and SEC rules and regulations.

    - Review the interim financial statements with management and the independent auditors and discuss the results of the independent auditor's review of the Corporation's interim financial information. In addition, the Audit Committee shall discuss with the independent auditors other matters required to be communicated by the independent auditors in accordance with applicable generally accepted auditing standards prior to the inclusion of such information in the Corporation's Form 10-Q. The chair of the Audit Committee may represent the entire committee for purposes of this review.

    - Review the financial statements to be contained in the annual report on Form 10-K and annual shareholders report with management and the independent auditors to determine that the independent auditors are satisfied with the content and disclosure of the financial statements, and recommend to the Board that the Corporation's audited financial statements be included in the Form 10-K.

    - Prepare the Audit Committee Report for inclusion in the Corporation's annual proxy statement in accordance with applicable SEC regulations.

    - Oversee the Corporation's compliance with the written confirmation required by New York Stock Exchange rules annually or upon any change in Audit Committee membership.

    - Oversee the Corporation's compliance with SEC regulations requiring that a copy of this charter be included in the Corporation's annual proxy statement at least once every three years.

    - Provide sufficient opportunity for the internal auditors and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the results of the independent auditors' examinations, their evaluation of the Corporation's financial, accounting and auditing personnel, and the cooperation that the independent auditors received during the course of the audit and interim reviews.

    - Review accounting and financial human resources and succession planning within the Corporation.

    - Provide a report of the matters discussed at each Audit Committee meeting to the Board of Directors.

    Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

                                                                 Please mark
                                                                  your vote  |X|
                                                                 as in this
                                                                  example.

                              U.S. INDUSTRIES, INC.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR THE BOARD
                 LISTED BELOW AND FOR THE PROPOSAL LISTED BELOW

NOMINEES:
David H. Clarke
Sir Harry Solomon
Mark Vorder Bruegge
Robert R. Womack

                                                B. RATIFY APPOINTMENT OF ERNST &
                                                YOUNG LLC AS INDEPENDENT
                                                AUDITORS FOR FISCAL 2001

                                                 FOR       AGAINST     ABSTAIN
                                                 |_|         |_|         |_|

A. ELECTION OF DIRECTORS
     FOR all nominees        TO WITHHOLD
    (Except as marked    AUTHORITY (For all
     to the contrary)*    Nominees listed)

           |_|                  |_|

*INSTRUCTION: To withhold authority to vote for any INDIVIDUAL nominee, strike a line through the nominee's to withhold name above.

                                                You are encouraged to specify
                                                your choices by marking the
                                                appropriate boxes, but you need
                                                not mark any boxes if you wish
                                                to vote in accordance with the
                                                Board of Directors'
                                                recommendations. Your shares
                                                cannot be voted unless you sign,
                                                date and return this card.

                                                PLEASE MARK, SIGN, DATE AND
                                                RETURN PROMPTLY IN ACCOMPANYING
                                                ENVELOPE.


Signature(s)___________________________________________ Date____________________

NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

                                                                       P R O X Y
                              U.S. INDUSTRIES, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              U.S. INDUSTRIES, INC.
                ANNUAL MEETING OF STOCKHOLDERS -- MARCH 29, 2001

      The undersigned hereby appoints DAVID H. CLARKE and STEVEN C. BARRE as proxies (each with power to act alone and with full power of substitution) to vote, as designated herein, all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of U.S. Industries, Inc. to be held on March 29, 2001, and at any and all adjournments thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Meeting and any and all adjournments thereof.

      Your vote for the election of Directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. The nominees for directors are: David H. Clarke, Sir Harry Solomon, Mark Vorder Bruegge and Robert R. Womack.

      IF PROPERLY SIGNED, DATED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR, AND "FOR" PROPOSAL B.

                                  (SPECIFY CHOICES AND SIGN ON THE REVERSE SIDE)